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                                                                    Exhibit 23.4


                       L.P. MARTIN & COMPANY LETTERHEAD

                       Consent of Independent Accountants

The Board of Directors
Apple Hospitality Five, Inc.
Richmond, Virginia

     We consent to (1) the use of our report dated June 6, 2003 with respect to the combined balance sheets of the Cranbury, New Jersey Marriott-Residence Inn Hotel, the Hauppauge, New York Marriott-Residence Inn Hotel and the Franklin, New Jersey Marriott-Residence Inn Hotel as of December 31, 2002 and 2001, and the related combined statements of operations, member's equity and cash flows for the years then ended, and (2) the use of our report dated June 23, 2003 with respect to the balance sheets of the Cypress, California Marriott-Residence Inn Hotel as of January 3, 2003 and December 28, 2001, and the related statements of income, owners' equity and cash flows for the years then ended, for inclusion in a Post-Effective Amendment on Form S-11 filed with the Securities and Exchange Commission by Apple Hospitality Five, Inc., and to the references to our firm as "experts" therein.

                                       /s/ L.P. Martin & Company, P.C.

Richmond, Virginia
July 3, 2003